Exhibit 99.1

PRESS RELEASE
Synthesis Energy Systems Announces Fourth Quarter 2009 Financial Results
Conference call scheduled for 8:00 a.m. Eastern Today
HOUSTON, Texas, September 15, 2009 — Synthesis Energy Systems, Inc. (the “Company”) (NASDAQ: SYMX), a global industrial gasification company, today announced results for the fourth quarter and fiscal year ended June 30, 2009.
“During the quarter our Hai Hua plant was available for production for approximately 95% of the period, was operated 60% of the period and produced compliant syngas 98% of the time during operation. This resulted in a significant improvement in sales for the fourth quarter over previous periods,” said Robert Rigdon, President and CEO of the Company. “We expect this improved operating performance to continue and we are encouraged by our operating results which we believe demonstrate the reliability of our U-GAS® technology,” Rigdon added.
Fourth Quarter Financial Results (Unaudited)
For the quarter ended June 30, 2009, the Company reported revenue for product sales at the Hai Hua plant of $1.2 million, which is an increase of $1.1 million from the prior quarter, due to the plant’s increased production and availability for production.
Cost of sales and plant operating expenses were $2.2 million, an increase of $1.3 million from the prior quarter, and reflect the ramp-up of the plant during May.
General and administrative expenses were $3.2 million for the quarter, reflecting a reduction of approximately 30% compared to G&A levels during the first half of fiscal 2009, and a reduction of 16% compared to the prior quarter.
Project and technical development expenses were $1.4 million for the quarter and included an impairment loss on a $1.25 million royalty to ExxonMobil under the Company’s license rights agreement that was paid during the quarter ended December 31, 2008.
Our operating loss for the quarter, excluding the $1.25 million impairment loss and non-cash expenses which are comprised of stock-based compensation and depreciation and amortization, was $(4.4) million compared to an operating loss of $(4.7) million for the prior quarter.
Three Riverway, Suite 300, Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610

At June 30, 2009, the Company had cash and cash equivalents of $90.4 million and working capital of $82.1 million. As previously disclosed, the Company invested $29.3 million of cash into the Yima project in August 2009.
Conference Call Information
Senior management will hold a conference call today at 8:00 a.m. Eastern Time to review the Company’s financial results for the quarter and year ended June 30, 2009 and provide an update on corporate developments.
To access the live webcast, please log on to the Company’s website at www.synthesisenergy.com. Alternatively, callers may participate in the conference call by dialing (612) 332-0107. An archived version of the webcast will be available on the website through October 15, 2009. A telephone replay of the conference call will be available approximately two hours after the completion of the call through Monday, September 21, 2009. Callers can access the replay by dialing (320) 365-3844; the PIN access number is 114485.
About Synthesis Energy Systems, Inc.
SES is an energy and technology company that builds, owns and operates coal gasification plants that utilize its proprietary U-GAS® fluidized bed gasification technology to convert low rank coal and coal wastes into higher value energy and chemical products, such as transportation fuel, substitute natural gas, fuel gas, methanol and ammonia. The U-GAS® technology, which SES licenses from the Gas Technology Institute, gasifies coal without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by our ability to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) our ability to operate efficiently on a smaller scale, which enables us to construct plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas and Shanghai, China. For more information on SES, visit or call (713) 579-0600.
Contact:
Synthesis Energy Systems, Inc.
Ann Tanabe
Vice President of Investor Relations
(713) 579-0600
Ann.tanabe@synthesisenergy.com
Three Riverway, Suite 300, Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610

Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our early stage of development, our estimate of the sufficiency of existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, our ability to reduce operating costs, the limited history and viability of our technology, the effect of the current international financial crisis on our business, commodity prices and the availability and terms of financing opportunities, our results of operations in foreign countries and our ability to diversify, our ability to maintain production from our first plant in the Hai Hua joint venture project, approvals and permits for our Yima project and other future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project, and the sufficiency of internal controls and procedures. Although we believe that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. We cannot assure you that the assumptions upon which these statements are based will prove to have been correct.
###
Three Riverway, Suite 300, Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610

SYNTHESIS ENERGY SYSTEMS, INC.
(A Development Stage Enterprise)
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	June 30,
	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$90,420	$127,872
Accounts receivable	1,333	169
Prepaid expenses and other currents assets	689	2,162
Inventory	780	516

Total current assets	93,222	130,719
Construction-in-progress	6,078	2,408
Property, plant and equipment, net	37,713	37,570
Intangible asset, net	1,386	1,546
Other long-term assets	7,737	5,504

Total assets	$146,136	$177,747

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accrued expenses and accounts payable	$8,828	$10,828
Current portion of long-term bank loan	2,254	2,245

Total current liabilities	11,082	13,073
Long-term bank loan	8,958	11,168

Total liabilities	20,040	24,241

Commitments and contingencies

Minority interest	2,277	2,969

Stockholders’ Equity:
Common stock, $0.01 par value: 100,000 shares authorized:48,118 and 48,011 shares issued and outstanding, respectively	481	480
Additional paid-in capital	196,441	194,617
Deficit accumulated during development stage	(74,701)	(46,125)
Accumulated other comprehensive income	1,598	1,565

Total stockholders’ equity	123,819	150,537

Total liabilities and stockholders’ equity	$146,136	$177,747

Three Riverway, Suite 300, Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610

SYNTHESIS ENERGY SYSTEMS, INC.
(A Development Stage Enterprise)
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2009	2009	2008
Revenue:
Product sales	$1,168	$76	$288
Project development fees	—	250	—

Total revenue	1,168	326	288

Costs and Expenses:
Costs of sales and plant operating expenses	2,207	906	2,197
General and administrative expenses	3,245	3,841	4,647
Project and technical development expenses	1,362	251	2,736
Stock-based compensation expense	283	(1,798)	2,169
Depreciation and amortization	718	685	717

Total costs and expenses	7,815	3,885	12,466

Operating loss	(6,647)	(3,559)	(12,178)

Non-operating (income) expense:
Interest income	(84)	(195)	(205)
Interest expense	179	243	275

Net loss before minority interest	(6,742)	(3,607)	(12,248)

Minority interest	49	(8)	338

Net loss	$(6,693)	$(3,615)	$(11,910)

Net loss per share:
Basic and diluted	$(0.14)	$(0.08)	$(0.32)

Weighted average common shares outstanding
Basic and diluted	48,037	48,011	37,011

Three Riverway, Suite 300, Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610

SYNTHESIS ENERGY SYSTEMS, INC.
(A Development Stage Enterprise)
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Year Ended June 30.
	2009	2008
Revenue:
Product sales	$1,852	$203
Product development fees	250	125

Total revenue	2,102	328

Costs and Expenses:
Costs of sales and plant operating expenses	7,449	2,396
General and administrative expenses	16,395	13,147
Project and technical development expenses	3,546	5,615
Stock-based compensation expense	1,869	6,029
Depreciation and amortization	2,905	1,202

Total costs and expenses	32,164	28,389

Operating loss	(30,062)	(28,061)

Non-operating (income) expense:
Interest income	(1,742)	(397)
Interest expense	959	388

Net loss before minority interest	(29,279)	(28,052)

Minority interest	703	610

Net loss	$(28,576)	$(27,442)

Net loss per share:
Basic and diluted	$(0.60)	$(0.80)

Weighted average common shares outstanding
Basic and diluted	48,017	34,385

Three Riverway, Suite 300, Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610